[LOGO]
MAZAMA CAPITAL MANAGEMENT INC.(R)





--------------------------------------------------------------------------------
                                 CODE OF ETHICS







                                 January 2, 2008


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

CODE OF ETHICS.................................................................3
   POLICY......................................................................3
   RESPONSIBILITY..............................................................3
   PROCEDURE...................................................................4
     EMPLOYEE REPORTS..........................................................4
     COMPLIANCE WITH OTHER SECURITIES LAWS.....................................5
     EMPLOYEE PERSONAL TRADING POLICY AND PRACTICES............................6
STANDARDS OF CONDUCT...........................................................8
     CONFLICT OF INTEREST......................................................8
     VENDOR AND CLIENT GIFTS...................................................8
     CORPORATE OPPORTUNITY.....................................................9
     INVESTING IN A CUSTOMER'S BUSINESS........................................9
     ACTING AS A FIDUCIARY.....................................................9
     OUTSIDE EMPLOYMENT.......................................................10
     PERSONAL USE OF COMPANY RESOURCES........................................10
     CONFIDENTIALITY..........................................................10
     PRIVACY..................................................................10
     CIVIC/POLITICAL ACTIVITIES AND CONTRIBUTIONS.............................10
     LOBBYING ACTIVITIES......................................................10

CODE OF ETHICS

POLICY
Mazama Capital Management, Inc's ("Mazama")(1) Code of Ethics (the "Code") is intended to establish ideals for ethical conduct based on fundamental principals of openness, integrity, honesty and trust. The Code is not intended to address every situation. Accordingly, Mazama reserves the right to revoke, modify, interpret, and apply its guidelines, policies or procedures at its sole discretion, and without prior notice.

Mazama's Code applies company-wide. While the Code is based on requirements set forth in Rule 204A-1(2) and Rule 17j-1(3) (the "Rules"), it also addresses issues that concern Mazama and applies to all employees(4). The Code does not replace the provisions on employee conduct addressed in the Employee Handbook and Policies and Procedures Manual; instead, it offers general guidance on certain issues for maintaining Mazama's high ethical standards. Please note that Mazama expects you to comply with the letter of the Code and to observe its spirit. Always consider how your actions as a Mazama employee will reflect on the Company as a whole. If an employee acts in a manner contrary to the Code, he or she could be subject to corrective action, which could range from counseling to termination of employment, depending on management's evaluation of the circumstances.

The Board may approve a Code of Ethics only after it has made a determination that the Code of Ethics contains provisions designed to prevent Access Persons(5) from engaging in fraud.

RESPONSIBILITY
In order to meet the requirements of the Rules, this Code includes a procedure for detecting and preventing material trading abuses and requires all employees to report personal securities transactions on an initial, quarterly and annual basis (the "Reports"). Mazama has appointed the following persons to serve as the Chief Operating Officer and Chief Compliance Officer:

Brian P. Alfrey
Chief Operating Officer ("COO")

Shannon M. Lynch
Chief Compliance Officer ("CCO")


------------------------
(1) Mazama is an employee owned, SEC registered investment adviser and is not affiliated with any broker/dealers. The firm invests in small and mid cap growth equities for institutional clients including: mutual fund, public and private pensions, non-profit organizations and others.

(2) Rule 204A-1 under the Investment Advisers Act of 1940 (the "Investment Advisers Act") requires that Mazama Capital Management, Inc. ("Mazama") adopt and enforce a written Code of Ethics applicable to its supervised persons.

(3) Rule 17j-1 under the Investment Company Act of 1940 (the "Investment Company Act") requires that Mazama, if it serves as a sub adviser or adviser to a registered investment company, to adopt a written Code of Ethics and to report to the Board of Trustees of a Trust (the "Board") any material compliance violations.

(4) The term "employee" shall mean any director, officer or employee of Mazama.

(5) Access Person is generally defined by the Rules to include any supervised person who has access to nonpublic information regarding clients' purchases or sales of securities, who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic. Mazama is an independent, employee owned firm; for the purposes of this code, only employees of Mazama will be considered "Access Persons". The Mazama Chief Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Access Persons (see Appendix 1).

The CCO will receive and review Reports delivered in accordance with the procedures listed below. Any violations to the Code must be reported to the Mazama's CCO who will review the violation with the firm's COO. Additionally, in accordance with the Rules, policies and practices below, any material violations to the Code will be reported to the Board and upon request to other clients of Mazama. Any questions regarding Mazama's policies or procedures regarding insider trading, confidential information and conflicts of interest should be referred to the CCO.

PROCEDURE

      EMPLOYEE REPORTS

      Employees are required to submit duplicate brokerage statements for their Personal Accounts(6) to the CCO, including any account where they have control(7) and those accounts of any immediate family member residing at the same address.

      Employees should arrange to have brokerage statements and/or transaction confirmations sent directly to the CCO (see Appendix 3 for the form of an Authorization Letter). An employee may choose to allow their personal account data to feed directly in the Mazama's portfolio accounting system (please see CCO to set up personal accounts on the Advent Trusted Network Term Direction Letter), if an employee chooses to allow their account data to feed directly into the accounting system, paper confirmations and statements are not required.

            Employee Holdings Reports and Certifications. Within ten days of beginning employment and within the first forty five days of each year, each employee must report the following information (which must be current as of a date no more than 45 days before submission:

            1. The title, number of shares and principal amount of each Covered Security(8) in which the employee had any direct or indirect beneficial ownership (this requirement is met by attaching a recent brokerage statement for all personal accounts).

            2. The name of any broker, dealer or bank with whom the employee maintains an account in which any securities were held for the direct or indirect benefit of the employee (this requirement is met by attaching a recent brokerage statement for all personal accounts); and

            3.    The date the report is submitted by the employee.

            4.    A form of the Employee  Certification  is attached as Appendix
                  3.

------------------------
(6) The term "Personal Account" shall include each and every account wherein a Mazama employee influences or controls the investment decisions. A Mazama employee is deemed to influence or control the investment decisions if the account is for the benefit of (i) any employee; (ii) a spouse of any employee;
(iii) any child under the age of 22 of an employee, whether or not residing with the employee; (iv) any other person residing in the same household with the employee; (v) any other account in which an employee has a beneficial interest. The employee may obtain a written exemption from the Personal Account designation by the Chief Compliance Officer if the Officer determines that (i) the certifying employee does not influence the investment decisions for any specified account of such spouse, child, or dependent person; and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying employee has provided.

(7) The term "control" shall mean the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(8) The term "Covered Security" means any Security (see footnote 9 below) other than (i) direct obligations of the Government of the United States; and (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

            Quarterly Transaction Reports. Within thirty days of the end of each calendar quarter, each employee must report the following information (this requirement is met by attaching a recent brokerage statement for all personal accounts):

            1. With respect to any transaction during the quarter in a Covered Security:

                  a. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                  b.    The nature of the transaction (i.e., purchase, sale);

                  c.    The  price  of  the   Covered   Security  at  which  the
                        transaction was effected;

                  d. The name of the broker, dealer or bank with or through which the transaction was effected; and

                  e.    The date that the report is submitted by the employee.

            2. With respect to any Personal Account established by the employee in which any securities were held during the quarter:

                  a. The name of the broker, dealer or bank with whom the employee established the account;

                  b.    The date the account was established; and

                  c.    The date that the report is submitted by the employee.

                  d. A form of the Quarterly Transaction Report is attached as Appendix 4.

ADMINISTRATION OF THE CODE OF ETHICS

Reporting Violations and Certifying Compliance

      1. Mazama shall use reasonable diligence and institute policies and procedures reasonably necessary to prevent its employees from violating this Code;

      2. The CCO shall circulate the Code, including a list of all Access Persons and receive an acknowledgement from each employee that the Code has been read and understood;

      3. The CCO shall review all Reports to determine whether a possible violation of the Code and/or other applicable trading policies and procedures may have occurred.

      4. No employee shall review his or her own Report(s). The CCO shall appoint an alternative to review her own Reports.

      5. On an annual basis, the CCO shall prepare a written report describing any issues arising under the Code or procedures, including information about any material violations of the Code or its underlying procedures and any sanctions imposed due to such violations and submit the information to the CCO for review; and

      6. On an annual basis, Mazama shall certify to the Board, and upon request to the Client for which it serves as an adviser or sub-adviser that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

COMPLIANCE WITH OTHER SECURITIES LAWS

This Code is not intended to cover all possible areas of potential liability under the Investment Adviser Act, Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person.

In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on employees in certain situations. It is expected that employees will be sensitive to these areas of potential conflict, even though this Code does not address specifically these other areas of fiduciary responsibility.

EMPLOYEE PERSONAL TRADING POLICY AND PRACTICES

All Access Persons must abide by the trading practices outlined below and the Personal Securities Transaction Policy and Insider Trading Policy located in
Mazama's Policies and Procedures Manual, however only Access Persons are required to pre-clear transactions for all Personal Accounts. Given the structure of Mazama and its investment vehicles, for the purpose of this policy not all security(9) types will require pre-clearance. Instead, Access Persons are required to obtain written pre-clearance for only the following types of securities: equity securities (including options of equity securities), mutual funds where MCM makes investment decisions (is sub-adviser or adviser) and hedge funds investing in equity securities. It is not necessary to pre-clear transactions involving money market securities (including money market mutual funds), ETFs, I-shares, treasury securities, government bonds, notes and bills including those issued by the federal state and local municipalities, and mutual funds where Mazama does not make investment decisions.

      1. A form of Mazama's Personal Trade Order Pre-Clearance Ticket is attached as Appendix 7.

            a. Pre-clearance is to be obtained from the CCO or COO. Personal trades on behalf of the CCO must be pre-cleared by the COO or a senior officer in the portfolio management department. Personal trades on behalf of the COO must be pre-cleared by the CCO or a senior officer in the portfolio management department. Automatic purchases of mutual funds only need to be approved by the CCO or COO once, prior to the initial purchase.

      2. No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership if such security to his or her actual knowledge at the time of such purchase or sale:

            a. is in the process of being purchased or sold by a Fund(10) or other client account (except that an employee may participate in a bunched transaction with a Fund or client account if the price terms are the same in accordance with trading policies and procedures adopted by Mazama); or

            b. is in the process of being purchased or sold for a Fund or client account, or for which an opposing transaction (purchase versus sale) is underway or has transpired within the prior 7 days. Employees may purchase or sell securities immediately following transactions on behalf of a Fund or other client account if the transaction is on the same side of the market (i.e. purchasing a security that has been purchased by a Fund or client account), subject to all other restrictions and requirements set forth in this Code and Mazama's policies and procedures governing trades by Investment Personnel(11).

------------------------
(9) The term "security" shall refer to any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

(10) An investment company registered under the Investment Company Act.

(11) (i) any employee of a Mazama who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security for any client account or Fund; and (ii) any natural person who controls Mazama and who obtains information concerning recommendations made to for a client account or Fund regarding the purchase or sale of securities by a client account or Fund. For purposes of this Code, only personnel of Mazama are Investment Personnel.

            c. Mazama's CCO or COO may approve a purchase or sale of a security held in a Fund or other client account if the purchase or sale meets the below requirements:

                  1. Security transaction(s) is based on investment merits only and such transaction does not violate employee's fiduciary responsibility to Mazama's clients.

                  2. Security is current holding or has been held in Fund or client account in the previous 12 months, CCO or COO must determine that the transaction does not pose a conflict of interest.

      3. All Access Persons are prohibited from directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering(12).

      4. No Access Person may trade ahead of a Fund or client account in violation of this Code - a practice known as "frontrunning."

      5. If both, an Access Person of Mazama and a client of Mazama are engaging in transactions involving a Publicly Traded Security an actual or apparent conflict of interest could arise. In any situation where the potential for conflict exists, transactions for client accounts take precedence over transactions for Personal Accounts.

      6. Before an Access Person buys or sells a Publicly Traded Security for a Personal Account, he or she must confirm that he or she is not in receipt of any material, nonpublic information that would affect the price of that Publicly Traded Security;

      7. The CCO shall review all Personal Account transactions on an ongoing basis. Any transactions which are found to be in conflict with Mazama's fiduciary obligation to its clients will be reported to the COO will be subject to cancellation and the employee will be subject to possible disciplinary action or termination. The CCO shall retain all employee trading records as part of the books and records as required by the Advisers Act and the rules promulgated there under.

------------------------
(12) An offering that is exempt from registration under the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

STANDARDS OF CONDUCT

CONFLICT OF INTEREST

Mazama expects its employees to avoid conducting personal or private business that conflict with, or give the appearance of conflicting with, the interests of Mazama or its customers. Mazama considers a 'conflict of interest' to be any situation in which your own interests could interfere with your responsibilities as an employee of Mazama. Additionally the Compliance Department periodically reviews all vendor and client relationships for any potential conflicts of interest, including relationships with affiliates, if any.

VENDOR AND CLIENT GIFTS

Mazama has chosen to comply with the basic limits of the conduct rules of the Financial Industry Regulation Association, Inc. ("FINRA") (formerly, the National Association of Securities Dealers, Inc.) and CFA Institute standards for gifts.

      Broker/Dealers/Third  Party Research  Providers/Publicly  Traded Companies

      "Business Entertainment" shall be defined as a social event (including meals and leisure activities), sporting events, entertainment events, philanthropic and charitable events, and educational events. For all Business Entertainment a representative of the firm providing the event (i.e. broker/dealer, third party research provider, or publicly traded company) must be present. A "gift" shall be defined as items not falling under business entertainment and shall not be in excess of $100.00. Gifts, other than occasional meals, tickets to sporting events and other entertainment events, received from broker/dealer(s), third party research provider(s), and/or publicly traded companies in excess of $100.00 should be disclosed to the Chief Compliance Officer and will be returned to the person/organization sending the gift or will be donated to charity. Under no circumstances may travel expenses, other than short distance ground transportation, be paid for or reimbursed to any employee of Mazama by a client, broker/dealer, third party research provider and/or publicly traded company.

      Other  Vendors and  Clients

      Mazama and employees of Mazama may not give gifts in excess of $100.00 to vendors and/or clients with the exception of occasional meals, tickets to sporting events, and other entertainment events. Mazama and employees of Mazama may not receive gifts from vendors and/or clients with the exception of occasional meals, tickets to sporting events, and other entertainment events. In the event that an employee of Mazama has been given a gift from a client and/or vendor, other than a broker/dealer, in excess of $100.00, the gift must be disclosed to the firm's Chief
      Compliance Officer, at which point a determination will be made if the gift is excessive and should be returned. Upon prior approval from the Chief Operating Officer, Mazama may provide lodging and air travel for client travel.

BUSINESS RELATIONSHIPS

All business relationships at Mazama must be based purely on business considerations, not on the personal interests of Company employees or their associates. Here are some examples of business relationships that may cause a conflict of interest:

      1. A Mazama employee holds a significant personal financial interest in a company that conducts business with Mazama;

      2. A Mazama employee holds a significant personal financial interest in a company that competes with Mazama;

      3. A Mazama employee is an immediate relative or close friend of someone who stands to directly profit from and/or who holds a financial interest in a company that conducts business with Mazama;

      4. A Mazama employee is involved in any form of personal or business relationship with a customer that could directly affect the employee's ability to make an independent decision to extend credit, accept or process loan payments, modify loan terms and condition, or otherwise administer any other aspect of the borrower's business or relationship with the Company.

If you believe that a potential business relationship would cause a conflict of interest, do not take part in the business decision affected. If you are confident that your business relationship does not present a conflict of interest, but fear that it might appear as such, disclose the relationship to the CCO.

CORPORATE OPPORTUNITY

Employees may not acquire or derive personal gain or profit from any business opportunity or investment that comes to their attention as a result of employment with Mazama and in which Mazama might reasonably be expected to participate without first disclosing all relevant facts pertaining to the opportunity to the CCO.

INVESTING IN A CUSTOMER'S BUSINESS

Generally, employees may invest in a Mazama client's or vendor's business if it is a public corporation whose stock is widely held or if it is a business that is owned by the employee's family and is closely held. Other business investments are acceptable if they represent less than one percent (1%) of the value of the company's equity or debt. Investments outside of these guidelines should be discussed with the CCO to ensure that a conflict is not present. Regardless of the level of ownership you may have in a business, it is important that you remove yourself from any situation in which you could be perceived to have influence over the relationship between the business and Mazama

ACTING AS A FIDUCIARY

Mazama generally discourages its employees from acting as a fiduciary outside of acting as a fiduciary to Mazama's clients. However, an employee may act as a fiduciary to a third party assuming that the fiduciary responsibilities would fall under the following fiduciary duties:

o      acting as a trustee;
o      executor of an estate;
o      or legal guardian;

And that those duties meet the following requirements:.

      1. The fiduciary relationship is with a member of your family or with a close friend whose friendship is independent of any business with the Company.

      2.    You  have  not   manipulated   a  customer   to  enter  a  fiduciary
            relationship involving the customer (particularly with respect to bequests under wills or grants under trusts).

      3.    You do not use any Mazama resources in your capacity as fiduciary.

      4. You must receive approval from the CCO before you accept an appointment as a fiduciary, except when your fiduciary relationship is with an immediate family member or close friend whose friendship is independent of any business relationship with the Company.

OUTSIDE EMPLOYMENT

Mazama generally discourages its employees from holding a second job, but outside employment may be allowed in some cases. The Company does not allow employees to engage in outside work that:

      1. Detracts from your ability to discharge your responsibilities to Mazama

      2.    Adversely affects the quality of your work for Mazama

      3.    Competes with Mazama

      4.    Requires the use of Mazama's resources or facilities.

      5. Affirms/implies that Mazama endorses or sponsors your outside interest.

      6.    Damages Mazama's reputation.

      7.    Creates a conflict of interest.

Before you accept outside employment, you should discuss the concerns listed above with the COO.

PERSONAL USE OF COMPANY RESOURCES

Personal use of Mazama resources is prohibited except where specifically allowed. Occasional, minimal use of Mazama resources may be allowed under certain circumstances, but you may be asked to reimburse the Company for the direct costs associated with such use.

CONFIDENTIALITY

Employees are entrusted with and have access to equipment, systems, and information related to our business and our customers, all of which are highly valuable assets of Mazama. Examples of items that must be treated as confidential include, but are not limited to: business systems; Information about clients, vendors, and employment relationships; products; research and development material; client accounts (including all employee accounts); policies and procedures; and corporate decisions and future plans.

We consider all information about our business or customers that is not generally known to the public or to our competitors to be confidential. This confidential information is a valuable asset of Mazama, and protection of this asset is important to maintaining our competitive position in the financial services industry. It is the responsibility of each employee to maintain the confidentiality of all confidential information both during and after his or her employment.

When in doubt as to the confidentiality or proprietary nature of resources or to report a privacy incident, where non-public information is handled in an unsecured manner, or shared, intentionally or unintentionally, with an unauthorized party, consult the CCO.

PRIVACY

You must maintain confidentiality when sharing client information within Mazama or with contracted outside service providers or vendors (i.e. consultants and custodians). Please read the Privacy Policy located in Mazama's Polices and Procedures.

OUTSIDE DIRECTORSHIPS

You may not serve as a director of a public or private business without prior written approval of the CCO. You also need prior approval to serve as a paid director for a not for-profit organization. However, you need no permission to serve as an unpaid director of a not-for-profit organization. Before you agree to serve in any outside directorship, make sure that the position does not cause a conflict of interest or reflect negatively on the business activities or reputation of Mazama.

CIVIC/POLITICAL ACTIVITIES AND CONTRIBUTIONS

Mazama encourages you to exercise your responsibility to vote and take an active interest in the issues of your community. You should remember, however that your own civic and political activities and contributions represent your own views, not those of Mazama.

You should not use envelopes or stationary printed with Mazama's name or address for your political correspondence. You are certainly allowed to make contributions to any political candidate or party you choose. However, you are not to make any donation or present any personal gift in the name of Mazama. You should also make sure that the recipient of the contribution does not think that your contribution represents an endorsement from Mazama.

LOBBYING ACTIVITIES

Employees may not undertake activities designed to influence the decisions or actions of Government officials in a manner that would require them or Mazama to register as a lobbyist, or employer of a lobbyist, without the prior authorization of the CCO.

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.

Signed:
        ---------------------------------------------

Employee Name:
               --------------------------------------

Date:
      -----------------------------------------------

                                   APPENDIX 1
                 LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL

---------------------------------------------------------------------------------------------------------------
                                                                   ACKNOWLEDGEMENT OF   IS THIS PERSON ALSO
       NAME                             TITLE                      RECEIPT OF CODE OF       INVESTMENT
                                                                         ETHICS             PERSONNEL?
---------------------------------------------------------------------------------------------------------------
                            Directors and Officers
---------------------------------------------------------------------------------------------------------------
Ronald Sauer        President, CIO, Senior Portfolio Manager               Y                     Y
---------------------------------------------------------------------------------------------------------------
Brian Alfrey        Director, Executive Vice President, Chief              Y                     Y
                    Operating Officer
---------------------------------------------------------------------------------------------------------------
Stephen Brink       Senior Vice President, Portfolio Manager,              Y                     Y
                    Director of Research
---------------------------------------------------------------------------------------------------------------
Donald Klotter      Senior Vice President, Marketing and Client            Y                     N
                    Service
---------------------------------------------------------------------------------------------------------------
Shannon Lynch       Chief Compliance Officer                               Y                     N
---------------------------------------------------------------------------------------------------------------
Helen Degener       Director, Strategic Advisor                            Y                     Y
---------------------------------------------------------------------------------------------------------------
                                Investment Team
---------------------------------------------------------------------------------------------------------------
Gretchen Novak      Portfolio Manager                                      Y                     Y
---------------------------------------------------------------------------------------------------------------
Joel Rubenstein     Associate Portfolio Manager                            Y                     Y
---------------------------------------------------------------------------------------------------------------
Alex Woodward       Sector Portfolio Manager                               Y                     Y
---------------------------------------------------------------------------------------------------------------
Brant DeMuth        Sector Portfolio Manager                               Y                     Y
---------------------------------------------------------------------------------------------------------------
Michael D. Clulow   Sector Portfolio  Manager                              Y                     Y
---------------------------------------------------------------------------------------------------------------
Timothy P.  Butler  Sector Portfolio Manager                               Y                     Y
---------------------------------------------------------------------------------------------------------------
Ashim Mehra         Sector Portfolio Manager                               Y                     Y
---------------------------------------------------------------------------------------------------------------
Ron Doria           Senior Research Analyst                                Y                     Y
---------------------------------------------------------------------------------------------------------------
Li Tang             Research Analyst                                       Y                     Y
---------------------------------------------------------------------------------------------------------------
Erik Wald           Research Analyst                                       Y                     Y
---------------------------------------------------------------------------------------------------------------
Lynna Dunham        Administrative Assistant                               Y                     N
---------------------------------------------------------------------------------------------------------------
Alyssa Norian       Research Assistant/Administrative Specialist           Y                     N
---------------------------------------------------------------------------------------------------------------
                         Trading/Operations Department
---------------------------------------------------------------------------------------------------------------
Thomas L. Norby     Senior Equity Trader                                   Y                     Y
---------------------------------------------------------------------------------------------------------------
Blaine Dickason     Equity Trader                                          Y                     Y
---------------------------------------------------------------------------------------------------------------
Joseph Jenkins      Associate Equity Trader                                Y                     Y
---------------------------------------------------------------------------------------------------------------
Bryan Goss          Senior Operations Associate                            Y                     N
---------------------------------------------------------------------------------------------------------------
Jason Flaherty      Trade Operations Specialist                            Y                     N
---------------------------------------------------------------------------------------------------------------
                           Client Service/Marketing
---------------------------------------------------------------------------------------------------------------
Derek Ebel          Vice President, Marketing & Client Service             Y                     N
---------------------------------------------------------------------------------------------------------------
Amanda Meyer        Marketing & Client Service Associate                   Y                     N
---------------------------------------------------------------------------------------------------------------

                                   APPENDIX 2
                          FORM OF AUTHORIZATION LETTER

February 2, 2007


Broker Name
Broker Address
City, State Zip

Re:  Brokerage Statements of

Ladies and Gentlemen:

The above referenced person is an employee of Mazama Capital Management, Inc. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please update the forwarding address for all duplicate copies of the employee's brokerage statements and transaction confirmations to:

                           Compliance Department
                           Mazama Capital Management, Inc.
                           One S.W. Columbia Street, Suite 1500
                           Portland, Oregon 97258

Should you have any questions, please contact the undersigned at 503-944-6249.

                                            Very truly yours,


                                            Shannon M. Lynch
                                            Chief Compliance Officer


AUTHORIZATION:

I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

                                    Signature:
                                              ----------------------------------

Name:
SSN:
Account #:



                                   APPENDIX 3

                             EMPLOYEE CERTIFICATION
 (complete within ten days of employment and the first thirty days of each year)

                                Date Submitted:__________

I hereby certify that I have read and understand and agree to abide by the policies set forth in the Mazama Capital Management, Inc. Policies and Procedures and Code of Ethics.

__________        I understand  that Mazama  Capital  Management,  Inc. seeks to maintain a firm-wide culture of compliance. My initials certify that I understand that should I become aware of a violation to Mazama Capital Management, Inc.'s Policies and
                  Procedures or Code of Ethics, that there will not be any repercussions for reporting such violation or any possible violation to the firm's Chief Compliance Officer.

PRIVACY POLICY

__________        I have read and agree to comply with the Privacy Policy of the
                  Policies and  Procedures  Manual.  My initials  certify that I have  not  provided  material  nonpublic  information  to  any
                  unaffiliated   third   parties   except   in   the   following
                  circumstances:

                  o As necessary to provide the service that the client has requested or authorized, or to maintain and service the client's account;

                  o As required by regulatory authorities or law enforcement officials who have jurisdiction over Mazama Capital Management, Inc., or as otherwise required by an applicable law; and

                  o To the extent reasonably necessary to prevent fraud and unauthorized transactions.

E-MAIL AND ELECTRONIC COMMUNICATIONS POLICY

__________        I have read and agree to comply with the E-mail and Electronic
                  Communications Policy. My initials certify that I have not used any personal e-mail account for any business related items including communication with clients, consultants and/or any vendor to Mazama Capital Management, Inc.

SEC RULE 206(4)-4

__________        To meet the disclosure requirements of SEC Rule 206(4)-4 under the Advisers Act, my initials certify that I have disclosed all legal and disciplinary events for which I am, or have been, personally involved, including information regarding any actions or fines by any Self-Regulatory Organization.

INSIDER TRADING POLICY

__________        To comply with the Insider  Trading Policy of the Policies and
                  Procedures  Manual  and  if  applicable,   the  Access  Person
                  reporting requirement s of the Code of Ethics, my initials certify that I have read and understand the Insider Trading
                  Policy, and that should I become knowledgeable of material non-public "inside" information, I will notify the firm's
                  Chief Compliance Officer immediately.

PERSONAL SECURITIES TRANSACTIONS & RECORDS POLICY

To comply with the Personal Securities Transactions & Records Policy of the Compliance Manual and, if applicable, the Access Person reporting requirements of the Code of Ethics, I further certify that I have directed each broker with whom I have an account to send to the Mazama Capital Management, Inc. designated compliance officer duplicate copies of all confirmations and periodic statements relating to my account(s) and have complied with the reporting requirements of the policy and code of ethics. By initialing I indicate my status in reporting personal transactions and holdings.

__________        I am an Access Person, I have already disclosed all securities accounts maintained by me or any member of my immediate family or household to Mazama Capital Management, Inc.; if I have not disclosed all security accounts to Mazama Capital Management, Inc. the account information and a copy of the most recent brokerage statement is attached to this form.

__________        I am NOT an  access  person,  however  I have read the Code of
                  Ethics and agree to comply with the personal securities transactions requirements as specified within the Code of Ethics.



---------------------------------------    -------------------------------------
Employee Name                              Employee Title


---------------------------------------    -------------------------------------
Employee Signature                         Date


---------------------------------------    -------------------------------------
Reviewed By (Printed Name)                 Reviewer's Title


---------------------------------------    -------------------------------------
Reviewer's Signature                       Date

                                   APPENDIX 4
                          QUARTERLY TRANSACTION REPORT
                    (complete within ten days of the quarter)
                           Date Submitted: ___________

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1. TRANSACTIONS

--------------------------------------------------------------------------------
 NAME OF COVERED    BROKER  NUMBER OF     NATURE OF      PURCHASE    DATE OF
   SECURITY                  SHARES      TRANSACTION       PRICE    TRANSACTION
                                       (I.E, BUY, SALE)
--------------------------------------------------------------------------------




2. BROKERAGE ACCOUNTS OPENED DURING QUARTER

--------------------------------------------------------------------------------
              NAME OF INSTITUTION AND              ACCOUNT  HAVE YOU REQUESTED
 ACCOUNT HOLDERS' NAME (I.E., YOU, SPOUSE, CHILD)  NUMBER  DUPLICATE STATEMENTS?
--------------------------------------------------------------------------------













REVIEWED:
         -------------------------------------------
         (COMPLIANCE OFFICER SIGNATURE)

DATE:
     -----------------------------------------------

                                   APPENDIX 5
                             ANNUAL HOLDINGS REPORT
       (to be completed within forty-five days of the start of each year)
                                Date: ___________

      NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS


1. HOLDINGS

--------------------------------------------------------------------------------
        Name of Covered Security        Number of        Value of Security
                                         Shares
--------------------------------------------------------------------------------












2. BROKERAGE ACCOUNTS

--------------------------------------------------------------------------------
              NAME OF INSTITUTION AND              ACCOUNT  HAVE YOU REQUESTED
 ACCOUNT HOLDERS' NAME (I.E., YOU, SPOUSE, CHILD)  NUMBER  DUPLICATE STATEMENTS?
--------------------------------------------------------------------------------











REVIEWED:
         -------------------------------------------
         (COMPLIANCE OFFICER SIGNATURE)

DATE:
     -----------------------------------------------

                                   APPENDIX 6
                  PERSONAL TRADE ORDER PRE-CLEARANCE TICKETED]


Email:

To: +COMPLIANCE
Subject: Personal Trade Order

Body:


--------------------------------------------------------------------------------
Date     Buy/Sell     Quantity      Symbol    Security Name    Account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


By executing this trade you confirm that you are not acting on material non-public information and that Mazama Capital Management, Inc. does not currently hold the same security on behalf of a client nor does Mazama Capital Management, Inc. contemplate trading in this stock in the foreseeable future.


---------------------------------------------------
                                             Yes/No
---------------------------------------------------
Is this an equity security?
---------------------------------------------------
Is this security held in client accounts?
---------------------------------------------------
Has this security been a holding in client
accounts in the last 12 months?
---------------------------------------------------
Is this a sale of USRLX (JP Morgan UM Small
Cap Growth Fund)?
---------------------------------------------------


If you answered YES to any of the above questions, please provide sufficient details to demonstrate that there are no conflicts of interest associated with the trade(s).

---------------------------------------------------
EXPLANATION
---------------------------------------------------






---------------------------------------------------


                                     - 18 -